AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 9th day of December, 2015, by and between Consulting Group Capital Markets Funds, a Massachusetts business trust (the “Trust”), on behalf of its Large Capitalization Value Equity Investments and/or Small Capitalization Value Equity Investments (each, an “Acquired Fund” and, together, the “Acquired Funds”), and the Trust, on behalf of its Large Capitalization Growth Investments (which will be renamed “Large Cap Equity Fund”) and Small Capitalization Growth Investments (which will be renamed “Small-Mid Cap Equity Fund”) (each, an “Acquiring Fund” and, together the “Acquiring Funds”) (altogether, the “Funds”). Consulting Group Advisory Services (“CGAS”) joins this Agreement solely for purposes of Sections 14(b). Except for the Acquired Funds and Acquiring Funds, no other series of the Trust are parties to this Agreement. The Trust has its principal place of business at 2000 Westchester Avenue, Purchase, NY 10577.

WHEREAS, the Trust was organized as an unincorporated business trust under the laws of The Commonwealth of Massachusetts pursuant to a Master Trust Agreement dated April 12, 1991, and the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each Acquired Fund and each Acquiring Fund are separate investment series of the Trust and each Acquired Fund owns securities that generally are assets of the character in which the corresponding Acquiring Fund is permitted to invest;

WHEREAS, each of the Funds is authorized to issue its shares of beneficial interest;

WHEREAS, each Fund intends this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Trustees of the Trust, including a majority of Trustees that are not “interested persons,” as such term is defined in section 2(a)(19) of the 1940 Act, of the Trust have determined that the transactions contemplated herein are in the best interests of the Funds and that the interests of the Funds’ respective existing shareholders will not be diluted as a result;

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree to effect the transfer of all of the assets of each Acquired Fund solely in exchange for the assumption by the corresponding Acquiring Fund of all of the liabilities of such Acquired Fund and shares of beneficial interest of such Acquiring Fund (“Acquiring Fund Shares”) followed by the distribution, at the Closing Date (as defined in Section 13 of this Agreement), of such Acquiring Fund Shares to the holders of shares of the applicable Acquired Fund (“Acquired Fund Shares”) on the terms and conditions hereinafter set forth in liquidation of such Acquired Fund. The parties hereto hereby covenant and agree as follows:

1. Plan of Reorganization. At the Closing Date, each Acquired Fund shall assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, and assign all of the liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Valuation Time (as defined in Section 5 of this Agreement) (the “Statement of Assets and Liabilities”), to the corresponding Acquiring Fund, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and each Acquiring Fund shall acquire all assets, and shall assume all liabilities of the corresponding Acquired Fund, and the Acquiring Fund shall deliver to such Acquired Fund a number of Acquiring Fund

Shares (both full and fractional) equivalent in value to the Acquired Fund Shares outstanding immediately prior to the Closing Date. Shareholders of record of shares of an Acquired Fund at the Closing Date shall be credited with full and fractional shares of the corresponding Acquiring Fund. The assets and liabilities of each Acquired Fund shall be exclusively assigned to and assumed by the corresponding Acquiring Fund. All debts, liabilities, obligations and duties of each Acquired Fund, to the extent that they exist at or after the Closing Date, shall after the Closing Date attach to the corresponding Acquiring Fund and may be enforced against such Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund. The events outlined in this Section 1 are referred to herein collectively as the “Reorganization.”

2. Transfer of Assets.

(a) The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund and other property owned by the Acquired Fund at the Closing Date.

(b) Each Acquiring Fund will, within a reasonable time prior to the Closing Date, furnish the corresponding Acquired Fund with a list of the securities, if any, on the Acquired Fund’s list referred to in the second sentence of this paragraph that do not conform to the Acquiring Fund’s investment objectives, policies, and restrictions. Each Acquired Fund will, within a reasonable period of time (not less than 30 days) prior to the Closing Date, furnish the corresponding Acquiring Fund with a list of its portfolio securities and other investments. In the event that an Acquired Fund holds any investments that the corresponding Acquiring Fund may not hold, the Acquired Fund, if requested by the Acquiring Fund, will dispose of such securities prior to the Closing Date. In addition, if it is determined that such Acquired Fund and the corresponding Acquiring Fund portfolios, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, nothing herein will require an Acquired Fund to dispose of any investments or securities if, in the reasonable judgment of the Acquired Fund, such disposition would either violate the Acquired Fund’s fiduciary duty to its shareholders or adversely affect the tax-free nature of the Reorganization.

(c) Each Acquired Fund shall direct BBH&Co., as custodian for the Acquired Fund (the “Custodian”), to deliver, at or prior to the Closing Date, a certificate of an authorized officer stating that: (i) assets have been delivered in proper form to the corresponding Acquiring Fund within two business days prior to or at the Closing Date, and (ii) all necessary taxes in connection with the delivery of the assets, including all applicable foreign, federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by such Acquired Fund prior to or as of the Closing Date for the account of the corresponding Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver prior to or as of the Closing Date by book entry, in accordance with the customary practices of any securities depository, as defined in Rule 17f-4 under the 1940 Act, in which such Acquired Fund’s assets are deposited, the Acquired Fund’s assets deposited with such depositories. The cash to be transferred by an Acquired Fund shall be delivered by wire transfer of federal funds prior to or as of the Closing Date.

(d) Each Acquired Fund shall direct BNY Mellon Investment Servicing (US) (the “Transfer Agent”), on behalf of the Acquired Fund, to deliver prior to or as of the Closing Date a certificate of an authorized officer stating that its records contain the names and addresses of the holders of the Acquired Fund Shares and the number and percentage ownership of outstanding shares owned by each shareholder immediately prior to the Closing Date. The corresponding Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited at the Closing Date to the Secretary of the Acquired Fund, or provide evidence that the Acquiring Fund Shares have been credited to the Acquired Fund’s account on the books of the Acquiring Fund. No later than the Closing Date, each party shall deliver to the other such bill of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3. Calculations.

(a) The number of full and fractional Acquiring Fund Shares to be issued in exchange for the corresponding Acquired Fund’s assets pursuant to Section 1 hereof shall be determined by multiplying the outstanding shares of such Acquired Fund by the ratio computed by dividing the net asset value per share of the Acquired Fund by the net asset value per share of the corresponding Acquiring Fund on the Valuation Date, determined in accordance with Section 3(b). Shareholders of record of shares of an Acquired Fund at the Closing Date shall be credited with full and fractional shares of the corresponding Acquiring Fund.

(b) The net asset value per share of the Acquiring Fund Shares shall be the net asset value per share computed as of the time at which such Acquiring Fund’s net asset value is calculated at the Valuation Time, in accordance with the pricing policies and procedures adopted by the Trust as described in the then current prospectus and statement of additional information of the Funds under the Securities Act of 1933, as amended (the “1933 Act”).

4. Valuation of Assets. The value of the assets of an Acquired Fund shall be the value of such assets computed as of the time at which such Acquired Fund’s net asset value is calculated at the Valuation Time. The net asset value of the assets of an Acquired Fund to be transferred to the corresponding Acquiring Fund shall be computed by such Acquired Fund. In determining the value of the securities transferred by an Acquired Fund to the corresponding Acquiring Fund, each security shall be priced in accordance with the pricing policies and procedures adopted by the Trust as described in the then current prospectus and statement of additional information of the Funds under the 1933 Act. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by the applicable Acquired Fund, provided that such determination shall be subject to the approval of the corresponding Acquiring Fund. Each Acquired Fund and each Acquiring Fund agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences.

5. Valuation Time. The valuation time shall be 4:00 p.m., Eastern Time, on              , 2016, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of the Funds (the “Valuation Time”). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust, accurate appraisal of the value of the net assets of an Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Fund is practicable.

6. Liquidation of the Acquired Funds and Cancellation of Shares. At the Closing Date, each Acquired Fund will liquidate and the Acquiring Fund Shares (both full and fractional) received by such Acquired Fund will be distributed to the shareholders of record of the applicable Acquired Fund as of the

Closing Date in exchange for their Acquired Fund Shares and in complete liquidation of the Acquired Fund. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the applicable Acquiring Fund in the name of each shareholder of the corresponding Acquired Fund that represents the respective number of Acquiring Fund Shares due such shareholder. All of the issued and outstanding shares of each Acquired Fund shall be cancelled on the books of the Trust at the Closing Date and shall thereafter represent only the right to receive the applicable Acquiring Fund Shares. Each Acquired Fund’s transfer books shall be closed permanently. The Trust also shall take any and all other steps as shall be necessary and proper to effect a complete termination of each Acquired Fund.

7. Representations and Warranties of each Acquiring Fund. Each Acquiring Fund represents and warrants to the corresponding Acquired Fund as follows:

(a) The Acquiring Fund has been duly established as a separate investment series of the Trust, which is a business trust duly organized and validly existing under the Commonwealth of Massachusetts.

(b) The Trust is registered as an investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the “Commission”) as an investment company under the 1940 Act is in full force and effect.

(c) The authorized capital of the Trust consists of an unlimited number of shares of beneficial interest. The shares of the Acquiring Fund have been duly established and represent a fractional undivided interest in the Acquiring Fund. The issued and outstanding shares of the Acquiring Fund are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire from the Trust any shares of any class or equity interests of the Acquiring Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with the Acquiring Fund. The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund’s shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and nonassessable.

(d) The execution, delivery and performance of this Agreement by the Trust, on behalf of the Acquiring Fund, and the consummation of the transactions contemplated herein have been duly and validly authorized by the Trust’s Board of Trustees and no other proceedings by the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust, on behalf of the Acquiring Fund, and assuming due authorization, execution and delivery by the Trust, on behalf of the Acquired Fund, is a legal, valid and binding obligation of the Trust, as it relates to the Acquiring Fund, enforceable in accordance with its terms subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles. The Acquiring Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

(e) The audited financial statements of the Acquiring Fund as of August 31, 2015 are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date not disclosed therein.

(f) Since August 31, 2015, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this paragraph (f), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.

(g) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Except as otherwise disclosed in writing and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(i) Except for contracts and agreements disclosed to the Acquired Fund, under which no default exists, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquiring Fund.

(j) As of the Closing Date, all Federal and other tax returns, information returns and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund’s knowledge, no such return is currently under audit by the Internal Revenue Service or any state or local tax authority, and no assessment has been asserted with respect to any of such returns.

(k) For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code. The Acquiring Fund currently qualifies, and shall continue to qualify, as a regulated investment company under the Code.

(l) The Acquiring Fund agrees to use all reasonable efforts to obtain any necessary approvals and authorizations required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

(m) The information statement and prospectus and statement of additional information (collectively, the “Information Statement/Prospectus”) to be included in the Acquiring Fund’s registration statement on Form N-14 (the “Registration Statement”) and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquiring Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the Commission thereunder on the effective date of such Registration Statement. Each of the Information Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquiring Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquiring Fund makes no representations or warranties as to the information contained in the Information Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired Fund and furnished by the Acquired Fund to the Acquiring Fund specifically for use in connection with the Information Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

8. Representations and Warranties of each Acquired Fund. Each Acquired Fund represents and warrants to the corresponding Acquiring Fund as follows:

(a) The Acquired Fund has been duly established as a separate investment series of the Trust, which is a business trust duly organized and validly existing under the Commonwealth of Massachusetts.

(b) The Trust is registered as an investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(c) The authorized capital of the Trust consists of an unlimited number of shares of beneficial interest. The shares of the Acquired Fund have been duly established and represent a fractional undivided interest in the Acquired Fund. The issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Transfer Agent as provided in Section 2(d). There are no outstanding options, warrants or other rights of any kind to acquire from the Trust any shares of any class or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with the Acquired Fund.

(d) The audited financial statements of each Acquired Fund as of August 31, 2015 are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date not disclosed therein.

(e) Since August 31, 2015, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For purposes of this paragraph (e), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.

(f) The Acquired Fund will have, at the Closing Date, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund pursuant to Section 1. Upon delivery and payment for such assets, the Acquiring Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims other than as disclosed to the Acquiring Fund and accepted by the Acquiring Fund.

(g) The execution, delivery and performance of this Agreement by the Trust, on behalf of the Acquired Fund, and the consummation of the transactions contemplated herein have been duly and validly authorized by the Trust’s Board of Trustees and no other proceedings by the Acquired Fund are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust, on behalf of the Acquired Fund, and assuming due authorization, execution and delivery by the Trust, on behalf of the Acquiring Fund, is a legal, valid and binding obligation of the Trust, as it relates to the Acquired Fund, enforceable in accordance with its terms subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles. The Acquired Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

(h) The current prospectus and statement of additional information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Except as otherwise disclosed in writing and accepted by the Acquiring Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(j) Except for contracts and agreements disclosed to the Acquiring Fund, under which no default exists, the Acquired Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquired Fund.

(k) As of the Closing Date, all Federal and other tax returns, information returns and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund’s knowledge, no such return is currently under audit by the Internal Revenue Service or any state or local tax authority, and no assessment has been asserted with respect to any of such returns.

(l) For each taxable year of its operation, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code. The Acquired Fund currently qualifies, and shall continue to qualify, as a regulated investment company under the Code.

(m) The Information Statement/Prospectus to be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the Commission thereunder on the effective date of such Registration Statement. Each of the Information Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquired Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquired Fund makes no representations or warranties as to the information contained in the Information Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquiring Fund and furnished by the Acquiring Fund to the Acquired Fund specifically for use in connection with the Information Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

9. Covenants of each Acquiring Fund and each Acquired Fund.

(a) Each Acquiring Fund and each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

(b) Each Acquired Fund will assist the corresponding Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

(c) Subject to the provisions of this Agreement, each Acquiring Fund and the corresponding Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

(d) As promptly as practicable, but in any case within sixty days after the Closing Date, each Acquired Fund shall furnish the corresponding Acquiring Fund, in such form as is reasonably satisfactory to such Acquiring Fund, a statement of the earnings and profits of such Acquired Fund for federal income tax purposes that will be carried over by such Acquiring Fund as a result of Section 381 of the Code, and certified by such Acquired Fund’s President, Vice President or Treasurer.

10. Conditions Precedent to Obligations of each Acquiring Fund. The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

(a) All representations and warranties of such Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. On the Closing Date, such Acquiring Fund shall have received a certificate from the President or Vice President of the Acquired Fund, dated as of such date, certifying on behalf of the Acquired Fund that as of such date that the conditions set forth in this clause (a) have been met.

(b) Such Acquiring Fund shall have received an opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Acquiring Fund, covering the following points:

(i) The Acquired Fund is a separate investment series of the Trust, which is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the trust power to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted.

(ii) The Trust is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(iii) This Agreement has been duly authorized, executed and delivered by the Acquired Fund and, assuming due authorization, execution, and delivery of this Agreement by the Acquiring Fund, is a valid and binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

(iv) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated in the Agreement will not, conflict with or result in a material breach of the terms or provisions of, or constitute a material default under, the then-current declaration of trust or by-laws of the Acquired Fund, or, to the knowledge of such counsel (without any independent investigation), any material agreement or instrument to which the Acquired Fund is a party or by which any properties belonging to the Acquired Fund may be bound.

(v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and the 1940 Act, and as may be required under state securities laws or where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Fund or the consummation of the transactions contemplated by this Agreement.

(vi) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund or any of its respective properties or assets and the Acquired Fund is not a party to nor subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business other than as previously disclosed in the Registration Statement.

(vii) Assuming that a consideration therefor of not less than the net asset value thereof has been paid, and assuming that such shares were issued in accordance with the terms of the Acquired Fund’s registration statement, or any amendment or supplement thereto, in effect at the time of such issuance, all issued and outstanding shares of the Acquired Fund are legally issued and fully paid and non-assessable (except that shareholders of the Acquired Fund may under certain circumstances be held personally liable for its obligations).

Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. In addition, such counsel shall be entitled to state that they have relied upon officers’ certificates and certificates of public officials in rendering their opinion.

(c) Such Acquired Fund shall have delivered to the corresponding Acquiring Fund at the Closing Date the Acquired Fund’s Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Acquired Fund as to the aggregate asset value of the Acquired Fund’s portfolio securities.

(d) On the Closing Date, such Acquired Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by the Acquired Fund prior to or at the Closing Date and the corresponding Acquiring Fund shall have received a certificate from the President or Vice President of the Acquired Fund, dated as of such date, certifying on behalf of the Acquired Fund that the conditions set forth in this clause (d) have been and continue to be, satisfied.

11. Conditions Precedent to Obligations of each Acquired Fund. The obligations of each Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

(a) All representations and warranties of such Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. On the Closing Date, such Acquired Fund shall have received a certificate from the President or Vice President of the Acquiring Fund, dated as of such date, certifying on behalf of the Acquiring Fund that as of such date that the conditions set forth in this clause (a) have been met.

(b) Such Acquired Fund shall have received an opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Acquired Fund, covering the following points:

(i) The Acquiring Fund is a separate investment series of the Trust, which is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the trust power to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted.

(ii) The Trust is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(iii) This Agreement has been duly authorized, executed and delivered by the Acquiring Fund and, assuming due authorization, execution, and delivery of this Agreement by the Acquired Fund, is a valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

(iv) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated in the Agreement will not, conflict with or result in a material breach of the terms or provisions of, or constitute a material default under, the then-current declaration of trust or by-laws of the Acquiring Fund, or, to the knowledge of such counsel (without any independent investigation), any material agreement or instrument to which the Acquiring Fund is a party or by which any properties belonging to the Acquiring Fund may be bound.

(v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and the 1940 Act, and as may be required under state securities laws or where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquiring Fund or the consummation of the transactions contemplated by this Agreement.

(vi) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund or any of its respective properties or assets and the Acquiring Fund is not a party to nor subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business other than as previously disclosed in the Registration Statement.

(vii) Assuming that a consideration therefor not less than the net asset value thereof has been paid, the Acquiring Fund Shares to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund shareholders as provided by this Agreement are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and nonassessable, and no shareholder of the Acquiring Fund has any statutory preemptive rights in respect thereof (except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations).

(viii) The Registration Statement, to the knowledge of such counsel, has been declared effective by the Commission and no stop order under the 1933 Act pertaining thereto has been issued.

Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. In addition, such counsel shall be entitled to state that they have relied upon officers’ certificates and certificates of public officials in rendering their opinion.

(c) On the Closing Date, such Acquiring Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by the corresponding Acquiring Fund prior to or at the Closing Date and the Acquired Fund shall have received a certificate from the President or Vice President of the Acquiring Fund, dated as of such date, certifying on behalf of the Acquiring Fund that the conditions set forth in this clause (c) have been, and continue to be, satisfied.

12. Further Conditions Precedent to Obligations of each Acquired Fund and each Acquiring Fund. If any of the conditions set forth below do not exist on or before the Closing Date with respect to a pair of the Funds, then either Fund of such pair shall, at its option, not be required to consummate the transactions contemplated by this Agreement (where such conditions shall be read to apply separately to each pair of Funds).

(a) The Trust’s Board of Trustees, on behalf of each of the Acquired Fund and Acquiring Fund, shall have approved this Agreement.

(b) On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

(c) All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary “no-action” positions of and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

(d) The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

(e) The Funds shall have received a favorable opinion of Morgan, Lewis & Bockius LLP addressed to the Acquiring Fund and the Acquired Fund substantially to the effect that with respect to the Acquired Fund and the Acquiring Fund for Federal income tax purposes:

(i) The transfer to the applicable Acquiring Fund of all of the assets of the corresponding Acquired Fund in exchange solely for Acquiring Fund shares and the assumption by the Trust, on behalf of such Acquiring Fund, of all of the liabilities of such Acquired Fund, followed by the distribution of such Acquiring Fund shares to the Acquired Fund shareholders of the applicable Acquired Fund in complete liquidation of such Acquired Fund, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the applicable Acquired Fund and the corresponding Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii) No gain or loss will be recognized by such Acquiring Fund upon receipt of the assets of the corresponding Acquired Fund solely in exchange for the applicable Acquiring Fund shares and the assumption by the Trust, on behalf of the Acquiring Fund, of the liabilities of the applicable Acquired Fund;

(iii) The tax basis in the hands of such Acquiring Fund of the assets of the corresponding Acquired Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer;

(iv) The holding period of each asset in the hands of such Acquiring Fund, other than assets with respect to which gain or loss is required to be recognized in the Reorganization, will include the period during which the asset was held by the corresponding Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to a particular asset);

(v) No gain or loss will be recognized by such Acquired Fund upon the transfer of its assets to the corresponding Acquiring Fund solely in exchange for the applicable Acquiring Fund shares and the assumption by the Trust, on behalf of the Acquiring Fund, of the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund shares by the Acquired Fund to its shareholders in complete liquidation;

(vi) No gain or loss will be recognized by the Acquired Fund shareholders of such Acquired Fund upon the exchange of their Acquired Fund shares solely for the Acquiring Fund shares of the corresponding Acquiring Fund as part of the Reorganization;

(vii) The aggregate tax basis of the Acquiring Fund shares that each Acquired Fund shareholder of the applicable Acquired Fund receives in the Reorganization will be the same as the aggregate tax basis of its Acquired Fund shares exchanged therefor; and

(viii) Each Acquired Fund shareholder’s holding period for its Acquiring Fund shares received in the Reorganization will include the holding period for the Acquired Fund shares exchanged therefor, provided that the Acquired Fund shareholder held such Acquired Fund Shares as capital assets on the date of the exchange.

Such opinion shall be based on customary assumptions, limitations and such representations as Morgan, Lewis & Bockius LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this Section 12(e).

13. Closing Date of the Reorganization. The exchange of an Acquired Fund’s assets for the applicable Acquiring Fund Shares shall be effective as of opening of business on [February 5, 2016], or at such other time and date as fixed by the mutual consent of the parties (the “Closing Date”).

14. Termination.

(a) This Agreement may be terminated by the mutual agreement of an Acquiring Fund and the corresponding Acquired Fund. In addition, either an Acquiring Fund or the corresponding Acquired Fund may at its option terminate this Agreement at or prior to the Closing Date:

(i) because of a material breach by the other party of any representation, warranty, covenant or agreement contained herein to be performed at or prior to the Closing Date;

(ii) because of a condition herein expressed to be precedent to the obligations of the terminating party which has not been met and which reasonably appears will not or cannot be met;

(iii) by resolution of the Trust’s Board of Trustees if circumstances should develop that, in the good faith opinion of the Board, make proceeding with the Agreement not in the best interests of either of the Acquired Fund’s or Acquiring Fund’s shareholders;

(b) In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the applicable Acquired Fund, the applicable Acquiring Fund, the Trust, or their Trustees or officers, to the other party. In such event, CGAS shall bear the proportionate expenses incurred by an Acquired Fund and the corresponding Acquiring Fund incidental to the preparation and carrying out of this Agreement.

15. Amendment. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Funds; provided, however, that no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the applicable Acquired Fund shareholders under this Agreement to the detriment of such Acquired Fund shareholders.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

17. Notices. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

Acquired Fund:

Donna M. Marley

Consulting Group Capital Markets Funds

2000 Westchester Avenue

Purchase, NY 10577

with a copy to:

Timothy W. Levin

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Acquiring Fund:

Donna M. Marley

Consulting Group Capital Markets Funds

2000 Westchester Avenue

Purchase, NY 10577

with a copy to:

Timothy W. Levin

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

18. Fees and Expenses.

(a) Each Acquiring Fund and the each Acquired Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

(b) Except as otherwise provided for herein, all expenses that are solely and directly related to the reorganization contemplated by this Agreement will be divided equally among each Fund. Such expenses include, without limitation, to the extent solely and directly related to the reorganization contemplated by this Agreement: (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued pursuant to the provisions of this Agreement; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Acquired Funds’ shareholders are resident as of the date of the mailing of the Information Statement/Prospectus to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; and (vii) legal fees.

19. Headings and Interpretation, Counterparts, Assignment.

(a) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Further, the parties acknowledge that this Agreement is intended to cover two separate reorganizations, each of which concerns one Acquired Fund and a corresponding Acquiring Fund, and should be read to apply to each such reorganization separately.

(b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

(d) Each Acquiring Fund and each Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

(e) A copy of the Trust’s Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of such Trust as officers and not individually and that the obligations of or arising out of this Agreement with respect to each Acquiring Fund and each Acquired Fund are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to such Acquiring Fund and such Acquired Fund.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

[Signature Page follows; remainder of this page intentionally left blank]

SIGNATURE PAGE

Consulting Group Capital Markets Funds, ON BEHALF OF ITS SERIES, Large Capitalization Value Equity Investments (Acquired Fund)	Consulting Group Capital Markets Funds, ON BEHALF OF ITS SERIES, Small Capitalization Value Equity Investments (Acquired Fund)

By:	By:
Name:	Name:
Title:	Title:

Consulting Group Capital Markets Funds, ON BEHALF OF ITS SERIES, Large Capitalization Growth Investments (Acquiring Fund)	Consulting Group Capital Markets Funds, ON BEHALF OF ITS SERIES, Small Capitalization Growth Investments (Acquiring Fund)

By:	By:
Name:	Name:
Title:	Title:

SOLELY FOR PURPOSES OF SECTIONS 14(b), CONSULTING GROUP ADVISORY SERVICES

By:
Name:
Title: